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                                                              Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-4 of Southside Bancshares, Corp. (the "Registration Statement") of our report dated January 17, 2001 relating to the consolidated financial statements of Allegiant Bancorp, Inc. (the "Company"), which appear in the Company's 2000 Annual Report to Shareholders which is included in the Company's Annual Report (Form 10-K) for the year ended December 31, 2000. We also consent to the reference to us under the caption "Experts" in the Registration Statement.


                                                /s/ Ernst & Young LLP

St. Louis, Missouri
June 13, 2001